EXHIBIT 3.5

                            Certificate of Resolution
                     Establishing and Designating the Series
                         and Fixing and Determining the
                     Relative Rights and Preferences of the
                     Noncumulative Perpetual Monthly Income
                            Preferred Stock, Series B
                    ($25 Liquidation Preference Per Share) of
                            R&G Financial Corporation


         I, Enrique Umpierre-Suarez, the duly appointed Secretary of R&G Financial Corporation (the "Corporation"), a corporation organized and existing under the laws of the Commonwealth of Puerto Rico, hereby certify that the following resolutions were duly adopted by the Board of Directors of the Corporation pursuant to authority conferred by the Corporation's Certificate of Incorporation, as amended (the "Certificate of Incorporation"), at a meeting thereof duly held on October 28, 1999 and by the Pricing Committee of the Board of Directors, pursuant to authority conferred by the Board of Directors, at a meeting thereof duly held on December 16, 1999:

         RESOLVED, that pursuant to the authority expressly vested in the Board of Directors of the Corporation by Article IV of its Certificate of Incorporation, the Board of Directors hereby authorizes the issuance of up to 1,000,000 shares of its preferred stock, par value $0.01, liquidation preference $25.00 per share to be designated as R&G Financial Corporation Noncumulative Perpetual Monthly Income Preferred Stock, Series B (the "Series B Preferred Stock").

         The  preferences,  voting  powers,  restrictions,   limitations  as  to
         dividends, qualifications, and terms and conditions of redemption, of the shares of the Series A Preferred Stock are as follows:

         1.       Dividend Rights

         (a) Holders of record of Series B Preferred Stock shall be entitled to receive noncumulative cash dividends payable monthly in arrears for each month at the Dividend Rate (as hereinafter defined) as applicable, when and as and if declared by the Board of Directors, or a duly authorized committee thereof, out of funds legally available therefor. Dividends on the Series B Preferred Stock will accrue from their date of issuance and will be payable monthly in arrears in United States dollars commencing on January 1, 2000, and for each monthly dividend period commencing on the first day of each month thereafter, and ending on and including the day next preceding the first day of the next Dividend Period (each, a "Dividend Period") to the holder of record of the Series B Preferred Stock as they

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         appear on the books of the  Corporation on the second  business day (as defined below), immediately preceding the relevant Dividend Payment Date (as defined below). Dividends so declared will be payable on the first day of each month commencing on January 1, 2000 (each, a "Dividend Payment Date"). The amount of dividends payable per share of Series A Preferred Stock for each Dividend Period shall be computed on the basis of twelve 30-day months and a 360-day year. The amount of dividends payable for any period shorter than a full month dividend period will be computed on the basis of the actual number of days elapsed in such period.

         (b) Holders of Series B Preferred Stock will not participate in dividends, if any, declared and paid on the common stock of the Corporation (the "Common Stock"). Except as descried herein, holders of the Series B Preferred Stock will have no other right to participate in the profits of the Corporation or to receive dividends. The right of holders of Series B Preferred Stock to receive dividends is noncumulative.

         (c) If the Board of Directors of the Corporation or an authorized committee thereof does not declare a dividend on the Series B Preferred Stock for a Dividend Period, then holders of the Series B Preferred Stock will have no right to receive a dividend for that Dividend Period, and the Corporation will have no obligations to pay the dividend accrued for that Dividend Period, whether or not dividends are declared for any subsequent Dividend Period.

         (d) When dividends which are not paid in full on the Series B Preferred Stock and on any other shares of preferred stock of the Corporation ranking on a parity as to the payment of dividends with the Series B Preferred Stock, including the 7.4% Noncumulative Perpetual Monthly Income Preferred Stock, Series A, all dividends declared upon the Series B Preferred Stock and any such other shares of preferred stock will be declared pro rata so that the amount of dividends declared per share on the Series B Preferred Stock and any such other shares of preferred stock will in all cases bear to each other the same ratio that the liquidation preference per share of the Series B Preferred Stock and any such other preferred stock bear to each other.

         (e) So long as any shares of the Series B Preferred Stock remain outstanding, unless the full dividends on all outstanding shares of Series B Preferred Stock have been declared and paid or set apart for payment for the current Dividend Period and have been paid for all Dividend Periods for which dividends were declared and not paid, (i) no dividend (other than a dividend in Common Stock or in any other stock of the Corporation ranking junior to the Series B Preferred Stock as to dividends or distribution of assets upon liquidation, dissolution or winding up) may be declared and paid, or set apart for payment, or other

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         distribution  declared  or made,  on the  Common  Stock or on any other stock ranking junior to or on a parity with the Series B Preferred Stock as to dividends or distribution of assets upon liquidation, dissolution or winding up and (ii) no shares of Common Stock or shares of any other stock of the Corporation ranking junior to or on a parity with the Series B Preferred Stock as to dividends or distribution of assets upon liquidation, dissolution or winding up, will be redeemed,
         purchased  or  otherwise   acquired  for  any   consideration   by  the
         Corporation or any subsidiary of the Corporation (nor may any moneys be paid to or made available for a sinking or other fund for the redemption, purchase or other acquisition of any shares of any such stock), other than by conversion into or exchange for Common Stock or any other stock of the Corporation ranking junior to the Series B
         Preferred Stock as to dividends or distribution of assets upon liquidation, dissolution or winding up.

         (f) When a Dividend Payment Date falls on a day that is not a Business Day, the dividend will be paid on the next Business Day, without any interest or accumulation on payment in respect of any such delay. A "Business Day" is a day on which the Nasdaq National Market is open for trading and which is not a Saturday, Sunday or other day on which the banks in the Commonwealth of Puerto Rico or New York City are authorized or obligated by law to close.

         2.       Dividend Rate

         The annual dividend rate per share for the Series B Preferred Stock shall be 7.75% of the $25 liquidation preference per share, or $0.1614583 per share per month (the "Dividend Rate").

         3.       Conversion; Exchange

         The Series B Preferred Stock will not be convertible into, or exchangeable for any other securities of the Corporation.

         4.       Redemption at the Option of the Corporation

         (a) The shares of the Series B Preferred Stock are not redeemable prior to January 1, 2005. On or after such date, the shares of Series B Preferred Stock will be redeemable in whole or in part from time to time at the option of the Corporation, upon not less than 30 nor more than 60 days' notice, by mail, at the redemption prices set forth in the table below, during the twelve month periods beginning on January 1 of the years set forth below, subject to the prior approval of the Board of Governors of the Federal Reserve System, if required by applicable law, plus an amount equal to dividends declared and unpaid for the then-current Dividend Period (without accumulation of accrued and unpaid dividends for prior Dividend

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         Periods and without interest) to the date fixed for redemption.



                                                       Redemption
                             Year                        Price
                     -------------------             ---------------

                     2005                               $25.50
                     2006                                25.25
                     2007 and thereafter                 25.00


         (b) In no event shall the Corporation redeem less than all of the outstanding Series B Preferred Stock, unless dividends for the then-current Dividend Period to the date fixed for redemption for such series shall have been declared and paid or set apart for payment on all outstanding Series B Preferred Stock, provided however, that the foregoing provisions will not prevent, if otherwise permitted, the purchase or acquisition by the Corporation of Series B Preferred Stock pursuant to a tender or exchange offer made on the same terms to holders of all the outstanding Series B Preferred Stock and mailed to the holders of record of all such outstanding shares at such holders' address as the same appear on the books of the Corporation; and provided, further, that if some, but less than all, of the Series B Preferred Stock are to be purchased or otherwise acquired by the Corporation, the Series B Preferred Stock so tendered will be purchased or otherwise acquired by the Corporation on a pro rata basis (with adjustments to eliminate fractions) according to the number of such shares tendered by each holder so tendering Series B Preferred Stock for such purchase or exchange.

         (c) In the event that less than all of the outstanding shares of the Series B Preferred Stock are to be redeemed in any redemption at the option of the Corporation, the total number of shares to be redeemed in such redemption shall be determined by the Board of Directors and the shares to be redeemed shall be allocated pro rata or by lot as may be determined by the Board of Directors or by such other method as the Board of Directors may approve and deem equitable, including any method to conform to any rule or regulation of any national or regional stock exchange or automated quotation system upon which the shares of the Series B Preferred Stock may at the time be listed or eligible for quotation.

         (d) The Corporation may redeem the Series B Preferred Stock without ever having declared or paid a dividend on such stock.

         (e) Notice of any proposed redemption shall be given by the Corporation by mailing a copy of such notice to the holders of record of the shares of Series B Preferred Stock to be redeemed, at their address of record, not more than 60 days nor less than 30 days prior to the redemption date. The notice of redemption to each holder of shares of Series B Preferred Stock shall specify the number of

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         shares of Series B Preferred Stock to be redeemed,  the redemption date and the redemption price payable to such holder upon redemption and shall state that from and after said date dividends thereon will cease to accrue. If less than all the shares owned by a holder are then to be redeemed at the option of the Corporation, the notice shall also specify the number of shares of Series B Preferred Stock which are to be redeemed and the numbers of the certificates representing such shares. Any notice which is mailed as herein provided shall be conclusively presumed to have been duly given, whether or not the stockholder receives such notice. Failure to duly give such notice by mail, or any defect in such notice, to the holders of any stock designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Series B Preferred Stock. Notice having been mailed as aforesaid, from and after the redemption date (unless default be made in the payment of the redemption price for any shares to be redeemed), all dividends on the shares of Series B Preferred Stock called for redemption shall cease to accrue and all rights of the holders of such shares as stockholders of the Corporation by reason of the ownership of such shares (except the right to receive the redemption price, on presentation and surrender of the respective certificates representing the redeemed shares) shall cease on the redemption date, and such shares shall not after the redemption date be deemed to be outstanding. In case less than all the shares represented by any such certificate are redeemed, a new certificate shall be issued without cost to the holder thereof representing the unredeemed shares, if requested by such shareholder.

         (f) At its option, the Corporation may, on or prior to the redemption date, irrevocably deposit with a paying agent (a "Paying Agent"), having surplus and undivided profits aggregating at least $50 million, funds necessary for such redemption in trust, with irrevocable instructions and authorization that such funds be applied to the redemption of the shares of Series B Preferred Stock called for redemption upon surrender of certificates for such shares (properly endorsed or assigned for transfer). If notice of redemption shall have been mailed and such deposit is made and the funds so deposited are made immediately available to the holders of the shares of the Series B Preferred Stock to be redeemed, the Corporation shall thereupon be released and discharged (subject to the provisions described in the next paragraph) from any obligation to make payment of the amount payable upon redemption of the shares of the Series B Preferred Stock to be redeemed. Notwithstanding that any certificates for such shares shall not have been surrendered for cancellation, the shares represented thereby shall no longer be deemed to be outstanding. Thereupon, the holders of such shares shall look only to the Paying Agent for such payment. Thereafter, all rights of the holders of such shares as holders of Series B Preferred Stock (except the right to receive the redemption price, but without interest) will cease.

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         (g) Any funds  remaining  unclaimed  at the end of two  years  from and after the redemption date in respect of which such funds were deposited shall be returned to the Corporation forthwith and thereafter the holders of shares of the Series B Preferred Stock called for redemption with respect to which such funds were deposited shall look only to the Corporation for the payment of the redemption price thereof. Any interest accrued on any funds deposited with the Paying Agent shall belong to the Corporation and shall be paid to it from time to time on demand.

         (h) Any shares of the Series B Preferred Stock which shall at any time have been redeemed shall, after such redemption, have the status of authorized but unissued shares of preferred stock, without designation as to series, until such shares are once more designated as part of a particular series by the Board of Directors.

         5.       Voting Rights

         (a) Except as indicated herein, or except as required by applicable law, the holders of the Series B Preferred Stock will not be entitled to receive notice of or attend or vote at any meeting of the stockholders of the Corporation.

         (b) If a Voting Event (as defined in the next paragraph) occurs, the holders of outstanding shares of the Series B Preferred Stock, together with the holders of shares of any one or more other series of preferred stock entitled to vote for the election of directors in the event of any failure to pay dividends, acting as a single class will be entitled, by written notice to the Corporation given by the holders of a majority in liquidation preference of such shares or by ordinary resolution passed by the holders of a majority in liquidation preference of such shares present in person or by proxy at a separate special meeting of such holders convened for the purpose, to appoint two additional members of the Board of Directors of the Corporation, to remove any such member from office and to appoint another person in place of such member. Not later than 30 days after a Voting Event occurs, if written notice by a majority of the holders of such shares has not been given as provided for in the preceding sentence, the Board of Directors or an authorized committee thereof will convene a separate special meeting for the above purpose. If the Board of Directors or such authorized committee fails to convene such meeting within such 30-day period, the holders of 10% of the outstanding shares of the Series B Preferred Stock and of any such other securities will be entitled to convene such meeting. The provisions of the Certificate of Incorporation and the By-Laws of the Corporation relating to the convening and conduct of general meetings of stockholders will apply with respect to any such separate special meeting. Any member of the Board of Directors so appointed shall vacate office if, following the event which gave rise to such appointment, the Corporation shall have resumed the payment of dividends in full on the Series B Preferred Stock and each such other series of stock for twelve consecutive monthly Dividend Periods.

         (c) A "Voting Event" will be deemed to have occurred in the event that dividends payable on any share or shares of Series B Preferred Shares shall not be declared and paid at the stated rate for the equivalent of eighteen full monthly Dividend Periods (whether or not consecutive). A Voting Event will be deemed to have been terminated when dividends have been paid regularly for twelve consecutive monthly Dividend Periods.

         (d) Any variation or abrogation of the rights, preferences and privileges of the Series B Preferred Stock by way of amendment of the Certificate of Incorporation or otherwise (including, without limitation, the authorization or issuance of any shares of the Corporation ranking, as to dividend rights or rights on liquidation, winding up and dissolution, senior to the Series B Preferred Stock) shall not be effective (unless otherwise required by applicable law) except with the consent in writing of the holders of at least two-thirds of the outstanding shares of the Series B Preferred Stock or with the sanction of a special resolution passed at a separate special meeting by the holders of at least two-thirds of the outstanding shares of the Series B Preferred Stock. Notwithstanding the foregoing, the Corporation may, without the consent or sanction of the holders of Series B Preferred Stock, authorize and issue shares of the Corporation ranking as to dividend rights and rights on liquidation, winding up or dissolution, on a parity with or junior to the Series B Preferred Stock.

         (e) No vote of the holders of the Series B Preferred Stock will be required for the Corporation to redeem or purchase and cancel the Series B Preferred Stock.

         (f) The Corporation will cause a notice of any meeting at which holders of Series B Preferred Stock are entitled to vote to be mailed to each record holder of the Series B Preferred Stock. Each such notice will include a statement setting forth (i) the date of such meeting, (ii) a description of any resolution to be proposed for adoption at such meeting on which such holders are entitled to vote and (iii) instructions for deliveries of proxies.


         5.       Liquidation Preference

         (a) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of shares of Series B Preferred Stock will be entitled to receive out of assets of the Corporation available for distribution to stockholders, before any distribution of the assets is made to the holders of shares of the Common Stock or on any other class or series of stock of the Corporation ranking junior to the Series B Preferred Stock as to such a distribution, an amount equal to $25.00 per share, plus an amount equal to dividends declared and unpaid for the then current Dividend Period (without accumulation of accrued and unpaid dividends for prior Dividends Periods) to the date fixed for payment of such distribution.


         (b) If, upon any voluntary or involuntary liquidation, dissolution or winding up the Corporation, the assets of the Corporation are insufficient to make the full liquidation payment on the Series B Preferred Stock and liquidating payments or any other class or series of stock of the Corporation ranking on a parity with the Series B Preferred Stock as to any such distribution, then such assets will be distributed among the holders of the Series B Preferred Stock and such other class or series of parity stock ratably in proportion to the respective full preferential amounts to which they are entitled.

         (c) After any liquidating payments, the holders of the Series B Preferred Stock will be entitled to no other payments. A consolidation or merger of the Corporation with or into any other corporation or corporations or the sale, lease or conveyance, whether for cash, shares of stock, securities or properties, of all or substantially all the assets of the Corporation will not be regarded as a liquidation, dissolution or winding up of the Corporation.

                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed the seal of the Corporation this 17th day of December, 1999.




                                            /s/ Enrique Umpierre-Suarez
                                            ---------------------------
                                            Enrique Umpierre-Suarez
                                            Secretary